As filed with the Securities and Exchange Commission on October 14, 2009

Registration No. 333-162326

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SUCCESSFACTORS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	94-3398453
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1500 Fashion Island Blvd., Suite 300, San Mateo, CA 94404, (650) 645-2000

(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Lars Dalgaard

1500 Fashion Island Blvd., Suite 300, San Mateo, CA 94404, (650) 645-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jeffrey R. Vetter, Esq.	Julian Ong, Esq.
Fenwick & West LLP	Vice President, General Counsel and Secretary
801 California St.	SuccessFactors, Inc.
Mountain View, CA 94041	1500 Fashion Island Blvd., Suite 300
(650) 988-8500	San Mateo, CA 94404
(650) 645-2000

Approximate date of commencement of proposed sale to the public:

From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b- 2 of the Exchange Act.

Large accelerated filer ☐		Accelerated filer ☒
Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered/ Proposed Maximum Aggregate Offering Price Per Unit/Proposed Maximum Public Offering Price(1)(2)	Amount of Registration Fee(3)
Common Stock, par value $0.001 per share(4)
Senior Debt Securities(5)
Subordinated Debt Securities(5)
Total	$200,000,000	$11,160

(1)	The initial public offering price of any securities denominated in any foreign currencies or currency units shall be the U.S. Dollar equivalent thereof based on the prevailing exchange rates at the respective times such securities are first offered. For securities issued with an original issue discount, the amount to be registered is the amount as shall result in aggregate gross proceeds of $200,000,000.
(2)	Pursuant to General Instruction II.D to Form S-3, the Amount To Be Registered, Proposed Maximum Aggregate Offering Price Per Security and Proposed Maximum Aggregate Offering Price has been omitted for each class of securities that are registered hereby.
(3)	Previously paid.
(4)	An indeterminate number of shares of common stock, par value $0.001 per share, are covered by this Registration Statement. Common stock may be issued (a) separately, or (b) upon the conversion of debt securities, each of which are registered hereby. Shares of common stock issued upon conversion of the debt securities will be issued without the payment of additional consideration.
(5)	An indeterminate amount of debt securities are covered by this Registration Statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS	Subject to completion, dated October 14, 2009

$200,000,000

Common Stock

Debt Securities

SuccessFactors, Inc. is offering shares of its common stock and debt securities it may issue from time to time. The aggregate offering price of the securities to be sold under this prospectus will not exceed $200,000,000. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

Our common stock trades on the Nasdaq Global Market under the symbol “SFSF.” On October 13, 2009, the closing sale price of our common stock, as reported on the Nasdaq Global Market, was $15.56 per share.

Investing in our securities involves risks. See “Risk Factors” on page 2 of this prospectus.

We may offer these securities directly to investors, through underwriters, dealers or agents, on a continuous or delayed basis. See “Plan of Distribution.” Each prospectus supplement will provide the terms of the plan of distribution.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2009.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement filed with the Securities and Exchange Commission (the “SEC”) using a shelf registration process. Under the shelf registration process, we may offer from time to time securities, in one or more offerings, up to an aggregate dollar amount of $200,000,000. Each time we offer securities, in addition to this prospectus we will provide you with a prospectus supplement that will contain more specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus.

You should read this prospectus and any prospectus supplement as well as additional information described under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” on pages 16 and 17, respectively.

We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. We and our agents reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. A prospectus supplement, which we will provide to you each time we offer securities, will provide the names of any underwriters, dealers, or agents involved in the sale of the securities, and any applicable fee, commission or discount arrangements with them.

You should rely only on the information we have provided or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with additional or different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representation. You should not assume that the information contained in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of those documents. We are not making an offer of the securities in any jurisdiction where the offer is not permitted.

Unless the context otherwise requires, the terms “we,” “our,” “us,” and “SuccessFactors” refer to SuccessFactors, Inc., a Delaware corporation.

PROSPECTUS SUMMARY

This section contains a general summary of the information contained in this prospectus. It may not include all of the information that is important to you. You should read the entire prospectus, any accompanying prospectus supplement and the documents incorporated by reference before making an investment decision.

SuccessFactors, Inc.

SuccessFactors is the leading provider of on-demand performance and talent management software solutions that enable organizations to optimize the performance of their people to drive business results. We deliver our application suite on demand to organizations of all sizes across all industries and geographies. Our application suite is hosted on our servers located at third-party data centers, and customers access it over the Internet using a standard web browser. We strive to delight our customers by delivering innovative solutions, a broad range of performance and talent management content, process expertise and best practices knowledge gained from serving our large and varied customer base.

We were incorporated in Delaware on May 23, 2001 as Success Acquisition Corporation and have been doing business as SuccessFactors, Inc. In April 2007, we changed our name to SuccessFactors, Inc. Our principal executive offices are located at 1500 Fashion Island Blvd., Suite 300, San Mateo, California 94404, and our telephone number is (650) 645-2000. Our website address is www.successfactors.com. The information on, or that can be accessed through, our website is not part of this prospectus.

“SuccessFactors” and the SuccessFactors logo are trademarks of SuccessFactors. Other service marks, trademarks and tradenames referred to in this prospectus are the property of their respective owners.

The Securities We May Offer

With this prospectus, we may offer common stock and debt securities or any combination of the foregoing. The aggregate offering price of securities that we offer with this prospectus will not exceed $200,000,000. Each time we offer securities with this prospectus, we will provide offerees with a prospectus supplement that will contain the specific terms of the securities being offered. The following is a summary of the securities we may offer with this prospectus.

Common Stock

We may offer shares of our common stock, par value $0.001 per share.

Debt Securities

We may offer general obligations, which may be secured or unsecured, senior or subordinated or convertible into shares of our equity securities. In this prospectus, we refer to the senior debt securities and the subordinated debt securities together as the “debt securities.” The senior debt securities will have the same rank as all of our other indebtedness that is not subordinated. The subordinated debt securities will be entitled to payment only after payment on our senior debt. In addition, the subordinated debt securities will be effectively subordinated to creditors and preferred stockholders of our subsidiaries. Our board of directors will determine the terms of each series of debt securities being offered.

We will issue the debt securities under an indenture or indentures between us and the trustee under the indenture or indentures. In this document, we have summarized general features of the debt securities from the indentures. We encourage you to read the forms of indentures, which are included as exhibits to the registration statement of which this prospectus is a part.

Risks Affecting Us

Our business is subject to a number of risks, which are highlighted in the section entitled “Risk Factors” immediately following this summary and in the prospectus supplement and the documents incorporated by reference.

RISK FACTORS

Prior to making an investment decision with respect to the securities that we may offer, prospective investors should carefully consider, in light of their particular investment objectives and financial circumstances, the specific factors set forth under the caption “Risk Factors” in the applicable prospectus supplement pertaining thereto and in our most recent annual report on Form 10-K and quarterly report on Form 10-Q filed with the SEC, as well as any amendments thereto reflected in subsequent filings with the SEC, and in any of our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act incorporated by reference into this prospectus and the applicable prospectus supplement. For more information, see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated by reference in this prospectus, include or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are based upon our current expectations, estimates and projections about our industry, and that reflect our beliefs and certain assumptions based upon information made available to us at the time of this prospectus or the time of these reports, as application. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “could,” “will” and variations of these words or similar expressions are intended to identify forward-looking statements.

Investors are cautioned that such forward-looking statements are only predictions, which may differ materially from actual results or future events. Although we believe that our plans, intentions and expectations reflected in the forward-looking statements are reasonable, we cannot be sure that they will be achieved. Among the factors that could cause our actual results to differ materially from those expressed in or implied by the forward-looking statements are risks and uncertainties included or incorporated by reference under “Risk Factors” in this prospectus, any prospectus supplement or the documents incorporated by reference and described in any prospectus supplement or in our filings with the SEC. These factors are not intended to represent a complete list of the general or specific factors that may affect us. It should be recognized that other factors, including general economic factors and business strategies, may be significant, presently or in the future, and the factors set forth in this prospectus, any prospectus supplement or the documents incorporated by reference may affect us to a greater extent than indicated. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth in this prospectus. Except as required by law, we undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

Unless stated differently in a prospectus supplement, we will use the net proceeds from the sale of the securities that we may offer with this prospectus and any accompanying prospectus supplement for general corporate purposes. General corporate purposes may include capital expenditures, possible acquisitions, investments, repurchase of our capital stock and any other purposes that we may specify in any prospectus supplement. We may invest the net proceeds temporarily until we use them for their stated purpose.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock or other securities and we do not anticipate paying cash dividends in the foreseeable future. We currently intend to retain any earnings for use in our business. Future dividends on our common stock or other securities, if any, will be at the discretion of our board of directors and will depend on, among other things, our operations, capital requirements and surplus, general financial condition, contractual restrictions and such other factors as our board of directors may deem relevant.

RATIO OF EARNINGS TO FIXED CHARGES

The following table presents our historical ratios of earnings to fixed charges for the periods indicated (in thousands):

	Six Months Ended June 30, 2009	Year Ended December 31,
		2008	2007	2006	2005	2004
Pre-tax loss from continuing operations	$(7,365)	$(64,188)	$(75,029)	$(32,004)	$(20,811)	$(5,212)

Fixed charges:
Interest expense and amortization of debt issuance cost (1)	13	37	3,162	203	17	2
Rentals (33%) (2)	467	889	606	207	133	36

Total Fixed Charges	480	926	3,768	410	150	38

Pre-tax loss from continuing operations plus fixed charges	$(6,885)	$(63,262)	$(71,261)	$(31,594)	$(20,661)	$(5,174)

Ratio of Earnings to Fixed Charges	—	—	—	—	—	—

Deficit where ratio coverage less than 1:1	$(7,365)	$(64,188)	$(75,029)	$(32,004)	$(20,811)	$(5,212)

(1)	Excludes any interest expense on tax related items.
(2)	Represents that portion of operating lease rental expense that is an approximation of the interest factor and amortization of capitalized expenses related to indebtedness.

Due to losses incurred for the six months ended June 30, 2009 and years ended December 31, 2008, 2007, 2006, 2005 and 2004 we would have had to generate additional earnings of $7.4 million, $64.2 million, $75.0 million, $32.0 million, $20.8 million and $5.2 million, respectively, to achieve a coverage of 1:1.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus in any one or more of the following ways from time to time:

•	To the public through underwriting syndicates led by one or more managing underwriters;

•	To one or more underwriters acting alone for resale to investors or to the public;

•	To or through brokers or dealers;

•	Directly to agents;

•	To investors through agents;

•	Directly to investors, including through a specific bidding, auction or other process; or

•	Through a combination of any such methods of sale.

We may also sell the securities offered by this prospectus in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise.

The accompanying prospectus supplement for the securities we sell will describe the terms of that offering and the method of distribution, including:

•	the name or names of any underwriters, dealers or agents; the amount of securities sold, the purchase price and consideration paid, and the proceeds we will receive from that sale;

•	any over-allotment options under which the underwriters may purchase additional securities from us;

•	the place and time of delivery for the securities being sold;

•	whether or not the securities will trade on any securities exchanges or The NASDAQ Stock Market;

•	any public offering price;

•

the amount of any compensation, discounts or commissions to be received by underwriters, dealers or agents, any other items constituting underwriters’ compensation, and any discounts or concessions allowed or reallowed or paid to dealers; and

•	any other material terms of the distribution of securities.

Only those underwriters identified in such prospectus supplement are deemed to be underwriters in connection with the securities offered in the prospectus supplement. Any underwritten offering may be on a best efforts or a firm commitment basis.

The distribution of securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at varying prices determined at the time of sale, or at prices determined as the applicable prospectus supplement specifies.

In connection with the sale of the securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

We will provide in the applicable prospectus supplement information regarding any underwriting discounts or other compensation that we pay to underwriters or agents in connection with the securities offering, and any discounts, concessions or commissions which underwriters allow to dealers. Underwriters, dealers and agents participating in the distribution may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

Unless otherwise stated in the prospectus supplement, any securities sold pursuant to a prospectus supplement will be listed on the Nasdaq Global Market, subject to official notice of issuance. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in an offering. Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of the common stock while an offering is in progress. The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions. These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. Underwriters may engage in over-allotment. If any underwriters create a short position in the securities in an offering in which they sell more shares of securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing common stock in the open market.

Underwriters, dealers or agents that participate in the offer of securities, or their affiliates or associates, may have engaged or engage in transactions with and perform services for, us or our affiliates in the ordinary course of business for which they may have received or receive customary fees and reimbursement of expenses.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the maximum discount or commission to be received by any FINRA member or independent broker-dealer may not exceed 8% of the aggregate offering price of the securities offered hereby.

We may provide underwriters, agents, dealers or purchasers with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the underwriters, agents, dealers or purchasers may make with respect to such liabilities.

DESCRIPTION OF SECURITIES

With this prospectus, we may offer common stock and debt securities, or any combination of the foregoing. The aggregate offering price of securities that we offer with this prospectus will not exceed $200,000,000.

The following description of the terms of these securities sets forth some of the general terms and provisions of securities that we may offer. The particular terms of securities offered by any prospectus supplement and the extent, if any, to which the general terms set forth below do not apply to those securities, will be described in the related prospectus supplement.

Common Stock

Dividend Rights

Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of funds legally available if our Board of Directors, in its discretion, determines to issue dividends and only then at the times and in the amounts that our Board of Directors may determine.

Voting Rights

Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders.

The affirmative vote of the holders of a majority of the voting power of all of our then outstanding shares of capital stock entitled to vote, voting together as a single class, is required to amend or repeal the provisions of the restated certificate of incorporation; provided that any amendment or repeal of matters relating to our Board of Directors, the liability of our directors and provisions to amend the restated certificate of incorporation require the affirmative vote of the holders of at least two-thirds of the voting power of all of our then-outstanding shares of the capital stock entitled to vote generally in the election of directors, voting together as a single class. In addition, our restated certificate of incorporation eliminates the right of stockholders to cumulate votes for the election of directors. Our restated certificate of incorporation establishes a classified Board of Directors structure, that divides our directors into three classes with staggered three-year terms. Only one class of directors is elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms.

No Preemptive or Similar Rights

Our common stock is not entitled to preemptive rights and is not subject to conversion, redemption or sinking fund provisions.

Right to Receive Liquidation Distributions

Upon our dissolution, liquidation or winding-up, the assets legally available for distribution to our stockholders are distributable ratably among the holders of our common stock, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights and payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

Anti-Takeover Provisions

The provisions of the Delaware General Corporation Law, our restated certificate of incorporation and our restated bylaws may have the effect of delaying, deferring or discouraging another person from acquiring control of our company.

Delaware Law. We are governed by the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 of the Delaware General Corporation Law prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes a merger, an asset sale or other transaction resulting in a financial benefit to the stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation’s outstanding voting stock. These provisions may have the effect of delaying, deferring or preventing a change in our control.

Restated Certificate of Incorporation and Restated Bylaws. Our restated certificate of incorporation and our restated bylaws include a number of provisions that may have the effect of deterring hostile takeovers or delaying or preventing changes in control of our management team, including the following:

•

Board of Directors Vacancies. Our restated certificate of incorporation and restated bylaws authorize only our Board of Directors to fill vacant directorships. In addition, the number of directors constituting our Board of Directors may be set only by resolution adopted by a majority vote of our entire Board of Directors. These provisions prevent a stockholder from increasing the size of our Board of Directors and gaining control of our Board of Directors by filling the resulting vacancies with its own nominees.

•

Classified Board. Our restated certificate of incorporation and restated bylaws provide that our Board of Directors is classified into three classes of directors. The existence of a classified Board of Directors could delay a successful tender offeror from obtaining majority control of our Board of Directors, and the prospect of that delay might deter a potential offeror.

•

Stockholder Action; Special Meeting of Stockholders. Our restated certificate of incorporation provides that our stockholders may not take action by written consent, but may only take action at annual or special meetings of our stockholders. Stockholders are not permitted to cumulate their votes for the election of directors. Our restated certificate of incorporation and restated bylaws further provide that special meetings of our stockholders may be called only by a majority of our Board of Directors, our Chairperson of the Board of Directors, our Chief Executive Officer or our President.

•

Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our restated bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election to our Board of Directors at our annual meeting of stockholders. Our restated bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

•

Issuance of Undesignated Preferred Stock. Our Board of Directors has the authority, without further action by the stockholders, to issue up to 5,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by our Board of Directors. The existence of authorized but unissued shares of preferred stock enables our Board of Directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise.

NASDAQ Global Market Listing

Our common stock is listed on The NASDAQ Global Market under the trading symbol “SFSF.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. Its telephone number is (303) 262-0600.

Debt Securities

The following description of the terms of the debt securities summarizes some general terms that will apply to the debt securities we may offer and sell with this prospectus. The description is not complete, and we refer you to the indentures which we filed with the SEC as exhibits to the registration statement of which this prospectus is a part.

General

Our debt securities will be either senior debt securities or subordinated debt securities. We will issue our debt securities under one or more separate indentures between us and a trustee. Senior debt securities will be issued under a senior indenture and subordinated securities will be issued under a subordinated indenture. A copy of the form of each type of indenture has been filed as an exhibit to the registration statement of which this prospectus is a part. The indentures may be supplemented by one or more supplemental indentures. We refer to the senior indenture and the subordinated indenture, together with any supplemental indentures, as the “indentures” throughout the remainder of this prospectus.

The indentures do not limit the amount of debt securities that we may issue. The indentures provide that debt securities may be issued up to the principal amount that we authorize from time to time. The senior debt securities will be secured or unsecured and will have the same rank as all of our other indebtedness that is not subordinated. The subordinated debt securities will be secured or unsecured and will be subordinated and junior to all senior indebtedness. The terms of the indentures do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us, but those provisions may be included in the documents that include the specific terms of the debt securities.

We may issue the debt securities in one or more separate series of senior debt securities and subordinated debt securities. The prospectus supplement relating to the particular series of debt securities being offered will specify the particular amounts, prices and terms of those debt securities. These terms may include:

•	the title of the debt securities;

•	any limit upon the aggregate principal amount of the debt securities;

•

if other than United States Dollars, the currency or currencies, including the euro and other composite currencies, in which payments on the debt securities will be payable and whether the holder may elect payment to be made in a different currency;

•	the date or dates when payments on the principal must be made or the method of determining that date or dates;

•	interest rates, and the dates from which interest, if any, will accrue, and the dates when interest is payable and the maturity;

•	the right, if any, to extend the interest payment periods and the duration of the extensions;

•	the places where payments may be made and the manner of payments;

•	any mandatory or optional redemption provisions;

•	any subordination provisions;

•	the denominations in which debt securities will be issued;

•	the terms applicable to any debt securities issued at a discount from their stated principal amount;

•

the currency or currencies of payment of principal or interest; and the period, if any, during which a holder may elect to pay in a currency other than the currency in which the debt securities are denominated;

•

if the amount of payments of principal or interest is to be determined by reference to an index or formula, or based on a coin or currency other than that in which the debt securities are stated to be payable, the manner in which these amounts are determined and the calculation agent, if any;

•	whether the debt securities will be secured or unsecured;

•

whether the debt securities will be issued in fully registered form without coupons or in bearer form, with or without coupons, or any combination of these, and whether they will be issued in the form of one or more global securities in temporary or definitive form;

•

whether and on what terms we will pay additional amounts to holders of the debt securities that are not United States persons in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether and on what terms we will have the option to redeem the debt securities rather than pay the additional amounts;

•	the certificates or forms required for the issuance of debt securities in definitive form;

•	the trustees, depositaries, authenticating or paying agents, transfer agents or registrars of the debt securities;

•	any deletions of, or changes or additions to, the events of default or covenants;

•	conversion or exchange provisions, if any, including conversion or exchange prices or rates and adjustments to those prices and rates; and

•	any other specific terms of the debt securities.

If any debt securities are sold for any foreign currency or currency unit or if any payments on the debt securities are payable in any foreign currency or currency unit, the prospectus supplement will contain any restrictions, elections, tax consequences, specific terms and other information with respect to the debt securities and the foreign currency or currency unit.

Some of the debt securities may be issued as original issue discount debt securities. Original issue discount securities may bear no interest or bear interest at below-market rates and will be sold at a discount below their stated principal amount and may bear no or below market interest. The applicable prospectus supplement will also contain any special tax, accounting or other information relating to original issue discount securities other kinds of debt securities that may be offered, including debt securities linked to an index or payable in currencies other than United States Dollars.

Senior Debt Securities

Payment of the principal of, premium, if any, and interest on senior debt securities will rank equally in right of payment with all of our other indebtedness that is not subordinated.

Subordinated Debt Securities

Payment of the principal of, premium, if any, and interest on subordinated debt securities will be junior in right of payment to the prior payment in full of all of our unsubordinated debt, including senior debt securities. We will state in the applicable prospectus supplement relating to any subordinated debt securities the subordination terms of the securities as well as the aggregate amount of outstanding debt, as of the most recent practicable date, that by its terms would be senior to the subordinated debt securities. We will also state in such prospectus supplement limitations, if any, on issuance of additional senior debt. In addition, the subordinated debt securities will be effectively subordinated to creditors and preferred stockholders of our subsidiaries.

Registrar and Paying Agent

The debt securities may be presented for registration of transfer or for exchange at the corporate trust office of the security registrar or at any other office or agency that we maintain for those purposes. In addition, the debt securities may be presented for payment of principal, interest and any premium at the office of the paying agent or at any office or agency that we maintain for those purposes.

U.S. Bank National Association is our designated security registrar and paying agent for the debt securities.

Global Securities

We may issue the debt securities of a series in whole or in part in the form of one or more global certificates that will be deposited with a depositary we will identify in a prospectus supplement. We may issue global debt securities in either registered or unregistered form and in either temporary or definitive form. We will describe the specific terms of the depositary arrangement with respect to any series of debt securities in the prospectus supplement.

Conversion or Exchange Rights

Debt securities may be convertible into or exchangeable for shares of our common stock. The terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:

•	the conversion or exchange price;

•	the conversion or exchange period;

•	provisions regarding the convertibility or exchangeability of the debt securities, including who may convert or exchange;

•	events requiring adjustment to the conversion or exchange price;

•	provisions affecting conversion or exchange in the event of our redemption of the debt securities; and

•	any anti-dilution provisions, if applicable.

Registered Global Securities

Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole:

•	by the depositary for that registered global security to its nominee;

•	by a nominee of the depositary to the depositary or another nominee of the depositary; or

•	by the depositary or its nominee to a successor of the depositary or a nominee of the successor.

The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement involving any portion of the series represented by a registered global security.

We anticipate that the following provisions will apply to all depositary arrangements for debt securities:

•

ownership of beneficial interests in a registered global security will be limited to persons or entities that have accounts with the depositary for that registered global security, these persons or entities being referred to as “participants”, or persons or entities that may hold interests through participants;

•

upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by the participants;

•	any dealers, underwriters or agents participating in the distribution of the debt securities will designate the accounts to be credited; and

•

ownership of beneficial interest in that registered global security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the depositary for that registered global security for interests of participants and on the records of participants for interests of persons or entities holding through participants.

The laws of some states may require that specified purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of such purchasers to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary for a registered global security, or its nominee, is the registered owner of that registered global security, the depositary or that nominee will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as stated below, owners of beneficial interests in a registered global security:

•	will not be entitled to have the debt securities represented by a registered global security registered in their names;

•	will not receive or be entitled to receive physical delivery of the debt securities in definitive form; and

•	will not be considered the owners or holders of the debt securities under the indenture.

Accordingly, each person or entity owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person or entity is not a participant, on the procedures of a participant through which the person or entity owns its interest, to exercise any rights of a holder under the indenture.

We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

We will make payments of principal and premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee as the registered owners of the registered global security. None of us, the trustee or any other of our agents or agents of the trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name”. We also expect that any of these payments will be the responsibility of the participants.

If the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or stops being a clearing agency registered under the Exchange Act, we will appoint an eligible successor depositary. If we fail to appoint an eligible successor depositary within 90 days, we will issue the debt securities in definitive form in exchange for the registered global security. In addition, we may at any time and in our sole discretion decide not to have any of the debt securities of a series represented by one or more registered global securities. In that event, we will issue debt securities of the series in a definitive form in exchange for all of the registered global securities representing the debt securities. The trustee will register any debt securities issued in definitive form in exchange for a registered global security in the name or names as the depositary, based upon instructions from its participants, will instruct the trustee.

We may also issue bearer debt securities of a series in the form of one or more global securities, referred to as “bearer global securities”. We will deposit these securities with a common depositary, or with a nominee for the depositary identified in the prospectus supplement relating to the series. The prospectus supplement relating to a series of debt securities represented by a bearer global security will describe the applicable terms and procedures. These will include the specific terms of the depositary arrangement and any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global security, in proportion to the series represented by a bearer global security.

Merger, Consolidation or Sale of Assets

Under the terms of the indentures, we may consolidate or merge with another company, or sell, lease or convey all or substantially all of our assets to another company, if

•	We are the continuing entity; or

•	We are not the continuing entity, and

•

the successor entity is organized under the laws of the United States of America and expressly assumes all payments on all of the debt securities and the performance and observance of all the covenants and conditions of the applicable indenture; and

•	the merger, sale of assets or other transaction will not cause a default on the debt securities and we are not already be in default.

Events of Default

Unless otherwise provided for in the prospectus supplement, the term “event of default”, when used in the indentures means any of the following:

•

failure to pay interest for 30 days after the date payment is due and payable; however, if we extend an interest payment period under the terms of the debt securities, the extension will not be a failure to pay interest;

•	failure to pay principal or premium, if any, on any debt security when due, either at maturity, upon any redemption, by declaration or otherwise;

•	failure to make sinking fund payments, if any, when due;

•	failure to perform other covenants for 60 days after notice that performance was required;

•	certain events in bankruptcy, insolvency or reorganization of us; or

•	any other event of default provided in the applicable resolution(s) of our board of directors or the supplemental indenture under which we issue a series of debt securities.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under an indenture. If an event of default relating to the payment of interest, principal or any sinking fund installment involving any series of debt securities has occurred and is continuing, the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of each affected series may declare the entire principal of all the debt securities of that series to be due and payable immediately.

If an event of default relating to the performance of other covenants occurs and is continuing for a period of 60 days after notice of that event of default, or if any other event of default occurs and is continuing involving all of the series of senior debt securities, then the trustee or the holders of not less than 25% in aggregate principal amount of all of the series of senior debt securities may declare the entire principal amount of all of the series of senior debt securities due and payable immediately.

Similarly, if an event of default relating to the performance of other covenants occurs and is continuing for a period of 60 days after notice, or if any other event of default occurs and is continuing involving all of the series of subordinated debt securities, then the trustee or the holders of not less than 25% in aggregate principal amount of all of the series of subordinated debt securities may declare the entire principal amount of all of the series of subordinated debt securities due and payable immediately.

If, however, the event of default relating to the performance of other covenants or any other event of default that has occurred and is continuing is for less than all of the series of senior debt securities or subordinated debt securities, then, the trustee or the holders of not less than 25% in aggregate principal amount of each affected series of the senior debt securities or the subordinated debt securities, as the case may be, may declare the entire principal amount of all debt securities of that affected series due and payable immediately. The holders of not less than a majority, or any applicable supermajority, in aggregate principal amount of the debt securities of a series may, after satisfying conditions, rescind and annul any of the above-described declarations and consequences involving the series.

If an event of default relating to events in bankruptcy, insolvency or reorganization occurs and is continuing, then the principal amount of all of the debt securities outstanding, and any accrued interest, will automatically become due and payable immediately, without any declaration or other act by the trustee or any holder.

Each indenture imposes limitations on suits brought by holders of debt securities against us. Except for actions for payment of overdue principal or interest, no holder of debt securities of any series may institute any action against us under each indenture unless:

•	the holder has previously given to the trustee written notice of default and continuance of that default;

•	the holders of at least 25% in principal amount of the outstanding debt securities of the affected series have requested that the trustee institute the action;

•	the requesting holders have offered the trustee reasonable indemnity for expenses and liabilities that may be incurred by bringing the action;

•	the trustee has not instituted the action within 60 days of the request; and

•	the trustee has not received inconsistent direction by the holders of a majority in principal amount of the outstanding debt securities of the applicable series.

We will be required to file annually with the trustee a certificate, signed by an officer of our company, stating whether or not the officer knows of any default by us in the performance, observance or fulfillment of any condition or covenant of an indenture.

Discharge, Defeasance and Covenant Defeasance

We can discharge or defease our obligations under the indentures as stated below or as provided in the prospectus supplement.

Unless otherwise provided in the applicable prospectus supplement, we may discharge obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable, or are scheduled for redemption, within one year. We may effect a discharge by irrevocably depositing with the trustee cash or United States government obligations, as trust funds, in an amount certified to be sufficient to pay when due, whether at maturity, upon redemption or otherwise, the entire principal of, premium, if any, and interest on the debt securities and any mandatory sinking fund payments.

Unless otherwise provided in the applicable prospectus supplement, we may also discharge any and all of our obligations to holders of any series of debt securities at any time, which we refer to as “defeasance”. We may also be released from the obligations imposed by any covenants of any outstanding series of debt securities and provisions of the indentures, and we may omit to comply with those covenants without creating an event of default under the trust declaration, which we refer to as “covenant defeasance”. We may effect defeasance and covenant defeasance only if, among other things:

•

we irrevocably deposit with the trustee cash or United States government obligations, as trust funds, in an amount certified by the trustee to be sufficient to pay at maturity, or upon redemption, the entire principal, premium, if any, and interest on all outstanding debt securities of the series;

•

we deliver to the trustee an opinion of counsel from a nationally recognized law firm to the effect that (a) in the case of covenant defeasance, the holders of the series of debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance, and will be subject to tax in the same manner and at the same times as if no covenant defeasance had occurred and (b) in the case of defeasance, either we have received from, or there has been published by, the Internal Revenue Service a ruling or there has been a change in applicable United States federal income tax law, and based on that ruling or change, the holders of the applicable series of debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance and will be subject to tax in the same manner as if no defeasance had occurred; and

•

in the case of subordinated debt securities, no event or condition will exist that, based on the subordination provisions applicable to the series, would prevent us from making payments of principal of, premium, if any, and interest on any of the applicable subordinated debt securities at the date of the irrevocable deposit referred to above or at any time during the period ending on the 91st day after the deposit date.

Although we may discharge or decrease our obligations under the indentures as described in the two preceding paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.

Modification of the Indenture

Except as provided in the prospectus supplement, each indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to:

•	secure any debt securities;

•

evidence the assumption by a successor corporation of our obligations and the conversion of any debt securities into the capital stock of that successor corporation, if the terms of those debt securities so provide;

•	add covenants for the protection of the holders of debt securities;

•	cure any ambiguity or correct any inconsistency in the indenture;

•	establish the forms or terms of debt securities of any series; and/or

•	evidence and provide for the acceptance of appointment by a successor trustee.

Each indenture also provides that we and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of debt securities of all series of senior debt securities or of subordinated debt securities then outstanding and affected, voting as a single class, add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture or modify in any manner the rights of the holders of the debt securities. We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected:

•	extend the stated maturity of any debt security;

•	reduce the principal amount or premium, if any;

•	reduce the rate or extend the time of payment of interest;

•	reduce any amount payable on redemption;

•	change the currency in which the principal, unless otherwise provided for a series, premium, if any, or interest is payable;

•	reduce the amount of the principal of any debt security issued with an original issue discount that is payable upon acceleration or provable in bankruptcy;

•	impair the right to institute suit for the enforcement of any payment on any debt security when due; or

•	reduce the percentage of holders of debt securities of any series whose consent is required for any modification of the indenture for any such series.

Concerning the Trustee

Each indenture provides that there may be more than one trustee under the indenture, each for one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the indentures separate and apart from the trust administered by any other trustee under the indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by that trustee only on the one or more series of debt securities for which it is the trustee under the indenture. Any trustee under the indentures may resign or be removed from one or more series of debt securities. All payments of principal of, premium, if any, and interest on, and all registration, transfer, exchange, authentication and delivery of, the debt securities of a series may be effected by the trustee for that series at an office or agency designated by the trustee of that series in New York, New York.

If the trustee becomes a creditor of our company, each indenture places limitations on the right of the trustee to obtain payment of claims or to realize on property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions. If it acquires any conflicting interest relating to any duties concerning the debt securities, however, it must eliminate the conflict or resign as trustee.

The holders of a majority in aggregate principal amount of any series of debt securities then outstanding will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee concerning the applicable series of debt securities, so long as the direction:

•	would not conflict with any rule of law or with the applicable indenture;

•	would not be unduly prejudicial to the rights of another holder of the debt securities; and

•	would not involve any trustee in personal liability.

Each indenture provides that if an event of default occurs, is not cured and is known to any trustee, the trustee must use the same degree of care as a prudent person would use in the conduct of his or her own affairs in the exercise of the trust’s power. The trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they have offered to the trustee security and indemnity satisfactory to the trustee.

No Individual Liability of Incorporators, Stockholders, Officers or Directors

Each indenture provides that no incorporator and no past, present or future stockholder, officer or director of our company or any successor corporation in those capacities will have any individual liability for any of our obligations, covenants or agreements under the debt securities or such indenture.

Governing Law

The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

LEGAL MATTERS

Certain legal matters with respect to the securities will be passed upon for us by Fenwick & West LLP, Mountain View, California.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2008 and the effectiveness of our internal control over financial reporting as of December 31, 2008, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

Because we are subject to the informational requirements of the Exchange Act, we file reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the public reference facilities maintained by the SEC at the following location:

Public Reference Room

100 F Street, N.E., Room 1580

Washington, D.C. 20549

Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. In addition, we are required to file electronic versions of those materials with the SEC through the SEC’s EDGAR system. The SEC maintains a web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding Registrants that file electronically with the SEC.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the common stock offered with this prospectus. This prospectus does not contain all of the information in the registration statement, parts of which we have omitted, as allowed under the rules and regulations of the SEC. You should refer to the registration statement for further information with respect to us and the common stock. Statements contained in this prospectus or any prospectus supplement as to the contents of any contract or other document are not necessarily complete and, in each instance, we refer you to the copy of each contract or document filed as an exhibit to the registration statement. Copies of the registration statement, including exhibits, may be inspected without charge at the SEC’s principal office in Washington, D.C., and you may obtain copies from this office upon payment of the fees prescribed by the SEC.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. We incorporate by reference in this prospectus the information contained in the following documents:

•	our annual report on Form 10-K for the fiscal year ended December 31, 2008;

•

the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on October 19, 2007 under Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description;

•	our quarterly reports on Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009;

•	our current report on Form 8-K filed March 6, 2009; and

•

all documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus until all of the common stock that we may offer with this prospectus are sold.

You may obtain copies of the documents we incorporate by reference in the registration statement of which this prospectus is a part, from us, free of cost, by contacting us at SuccessFactors, Inc., Attention: Investor Relations, 1500 Fashion Island Blvd., Suite 300, San Mateo, 94404 or (650) 645-2000.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus shall be deemed to be modified or superseded for purpose of this prospectus to the extent that a statement contained in this prospectus (or in any document incorporated by reference therein) or in any other subsequently filed document that is or is deemed to be incorporated by reference into this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

To the extent that any information contained in any current report on Form 8-K, or any exhibit thereto, was furnished to, rather than filed with, the SEC, such information or exhibit is specifically not incorporated by reference in this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses payable by the Registrant in connection with the sale and distribution of the common stock being registered hereby. All expenses of the offering will be paid by the Registrant. All amounts are estimated except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee	$11,160
Printing expenses	100,000
Accounting fees and expenses	200,000
Legal fees and expenses	100,000
Trustee and Transfer Agent fees	25,000
Miscellaneous fees and expenses	13,840

Total	$450,000

ITEM 15.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the Delaware General Corporation Law are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act of 1933, as amended (the “Securities Act”).

As permitted by the Delaware General Corporation Law, the Registrant’s certificate of incorporation includes a provision that eliminates the personal liability of a director for monetary damages resulting from breach of his fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to Registrant or its stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the Delaware General Corporation Law regarding unlawful dividends and stock purchases; or

•	for any transaction from which the director derived an improper personal benefit.

As permitted by the Delaware General Corporation Law, the Registrant’s bylaws provide that:

•

the Registrant is required to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions where indemnification is not permitted by applicable law;

•

the Registrant is required to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to certain very limited exceptions; and

•	the rights conferred in the bylaws are not exclusive.

In addition, the Registrant has entered into indemnity agreements with each of its current directors and officers. These agreements provide for the indemnification of the Registrant’s officers and directors for all expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were agents of the Registrant.

The Registrant has obtained directors’ and officers’ insurance to cover its directors, officers and some of its employees for certain liabilities.

Reference is made to the following documents regarding relevant indemnification provisions described above and elsewhere herein:

Document
1.	Restated Certificate of Incorporation (see Exhibit 4.1).

2.	Amended and Restated Bylaws (see Exhibit 4.2).

3.	Form of Indemnity Agreement entered into between the Registrant and each of its directors and executive officers (incorporated by reference to Exhibit 10.1 to the Registrant’s registration statement on Form S-1 (File No. 333-144758) filed with the Commission on July 20, 2007.

At present, there is no pending litigation or proceeding involving a director or executive officer of the Registrant as to which indemnification is being sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification by any executive officer or director.

ITEM 16.	Exhibits.

The following exhibits are filed with or incorporated by reference into this registration statement:

Exhibit Number	Exhibit Description	Incorporated by Reference				Filed Herewith
		Form	File No.	Exhibit	Filing Date

1.1	Form of Equity Underwriting Agreement*

1.2	Form of Debt Underwriting Agreement*

4.1	Restated Certificate of Incorporation	10-K	001-33755	3.1	3/5/08

4.2	Amended and Restated Bylaws	10-K	001-33755	3.2	3/5/08

4.3	Specimen Common Stock certificate	S-1	333-144758	4.1	10/31/07

4.4	Form of Senior Indenture					X

4.5	Form of Subordinated Indenture					X

4.6	Form of Senior Note (contained in Exhibit 4.4)					X

4.7	Form of Subordinated Note (contained in Exhibit 4.5)					X

5.1	Opinion of Fenwick & West LLP regarding the legality of the securities being registered†

12.1	Computation of ratio of earnings to fixed charges†

23.1	Consent of Fenwick & West LLP (included in Exhibit 5.1)†

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm					X

24.1	Power of Attorney†

25.1	T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the trustee, in respect of the Senior Indenture*

25.2	T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the trustee, in respect of the Subordinated Indenture*

*	To be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference, or by post-effective amendment.

†	Previously filed.

ITEM 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That:

paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(8) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(9) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California, on this 14 th day of October, 2009.

SUCCESSFACTORS, INC.

By:	/s/ LARS DALGAARD
Lars Dalgaard
President, Chief Executive Officer and a Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ LARS DALGAARD Lars Dalgaard	President, Chief Executive Officer and Director (Principal Executive Officer)	October 14, 2009

/s/ BRUCE C. FELT, JR. Bruce C. Felt, Jr.	Chief Financial Officer (Principal Accounting and Financial Officer)	October 14, 2009

* David N. Strohm	Chairperson of the Board of Directors	October 14, 2009

* Douglas J. Burgum	Director	October 14, 2009

* Eric C.W. Dunn	Director	October 14, 2009

* William E. McGlashan, Jr.	Director	October 14, 2009

* Elizabeth A. Nelson	Director	October 14, 2009

* David G. Whorton	Director	October 14, 2009

*By	/S/ BRUCE C. FELT, JR. Bruce C. Felt, Jr.	Attorney-in-fact	October 14, 2009

EXHIBIT INDEX

Exhibit Number	Exhibit Description	Incorporated by Reference				Filed Herewith
		Form	File No.	Exhibit	Filing Date

1.1	Form of Equity Underwriting Agreement*

1.2	Form of Debt Underwriting Agreement*

4.1	Restated Certificate of Incorporation	10-K	001-33755	3.1	3/5/08

4.2	Amended and Restated Bylaws	10-K	001-33755	3.2	3/5/08

4.3	Specimen Common Stock certificate	S-1	333-144758	4.1	10/31/07

4.4	Form of Senior Indenture					X

4.5	Form of Subordinated Indenture					X

4.6	Form of Senior Note (contained in Exhibit 4.4)					X

4.7	Form of Subordinated Note (contained in Exhibit 4.5)					X

5.1	Opinion of Fenwick & West LLP regarding the legality of the securities being registered†

12.1	Computation of ratio of earnings to fixed charges†

23.1	Consent of Fenwick & West LLP (included in Exhibit 5.1)†

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm					X

24.1	Power of Attorney†

25.1	T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the trustee, in respect of the Senior Indenture*

25.2	T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the trustee, in respect of the Subordinated Indenture*

*	To be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference, or by post-effective amendment.

†	Previously filed.